                                                                    EXHIBIT 99.1


Jan. 16, 2003         CONTACTS:            Investor Relations - Brenda J. Peters
                      Phone:               713/759-3954
                      Toll Free:           800/659-0059

                                           Media Relations - Kathleen A. Sauve
                      Phone:               713/759-3635
                      24-Hour:             704/382-8333


                  TEPPCO PARTNERS, L.P. REPORTS FOURTH QUARTER
                             AND 2002 ANNUAL RESULTS


HOUSTON - TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for 2002 of $117.9 million, or $1.79 per unit, compared with net income of $109.1 million, or $2.18 per unit for the year ended Dec. 31, 2001. Fourth quarter 2002 net income was $34.6 million, or $0.46 per unit, compared with fourth quarter 2001 net income of $21.2 million, or $0.40 per unit.

Results for the year ended Dec. 31, 2001, included net income of $18.9 million, or $0.39 per unit, from the settlement of a canceled transportation agreement with Pennzoil-Quaker State Company related to the sale of their refinery in Shreveport, La. Excluding the settlement, net income for the year ended Dec. 31, 2001, was $90.2 million, or $1.79 per unit.

Net income per unit for fourth quarter 2002 reflects 13.4 million units issued subsequent to fourth quarter 2001. The weighted-average number of units outstanding for fourth quarter and year ended Dec. 31, 2002, was 55.8 million and 49.2 million, respectively, compared with 41.4 million and 39.3 million, respectively, for the corresponding 2001 periods.



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

"Our acquisitions of the Val Verde Gathering System and the Chaparral NGL System, as well as capacity expansions completed in 2002 on the Jonah Gas Gathering System led to record net income for 2002," said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO. "Excluding the impact of the Pennzoil settlement in 2001, earnings before interest, taxes, depreciation and amortization (EBITDA) increased 36 percent to $281.9 million. Our upstream segment realized strong gathering and marketing margins, which served to offset the costs associated with the start-up of the Centennial Pipeline and our enhanced pipeline integrity program. All in all, our excellent 2002 results illustrate the strength and diversity of TEPPCO's asset portfolio.

"For 2003, we expect EBITDA to be in the range of $305 million to $325 million and earnings per unit in the range of $1.40 per unit to $1.65 per unit, which reflects the full year contribution of the Val Verde acquisition and Jonah expansions. We also anticipate improved results in our downstream segment with the further development of the Centennial Pipeline and continued solid performance in our upstream segment. TEPPCO expects to invest approximately $55 million in capital projects in 2003. This amount may increase depending on the pace of development of a number of attractive organic growth projects. We will continue our disciplined approach to growth while maintaining our strong financial condition," added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Effective Jan. 1, 2002, TEPPCO realigned its three business segments to reflect its entry into the natural gas gathering business and expanded scope of natural gas liquids (NGLs) operations. The fractionation of NGLs (previously reported as part of the downstream segment) and transportation of NGLs (previously reported as part of the upstream segment) have been transferred to the midstream segment. Prior year comparisons have been adjusted to conform with current presentation.



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

UPSTREAM SEGMENT

The upstream segment includes crude oil transportation, storage, gathering and marketing activities; and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $4.8 million for fourth quarter 2002, compared with $5.2 million for fourth quarter 2001. Increased gathering and marketing margins and transportation revenue were offset by increased depreciation expense and environmental remediation costs. Total year 2002 operating income for the upstream segment was $26.4 million, compared with $18.3 million for the corresponding 2001 period. The increase was primarily due to strong gathering and marketing margins, increased crude oil transportation revenue on the Red River and West Texas systems and lower environmental remediation expenses.

Equity earnings from the investment in Seaway Crude Pipeline were $4.7 million and the proportional interest in EBITDA was $6.3 million for fourth quarter 2002, compared with $2.6 million and $4.6 million, respectively, for fourth quarter 2001. The increase in fourth quarter 2002 was primarily due to increased transportation volumes. For the year ended Dec. 31, 2002, equity earnings were $18.8 million and the proportional interest EBITDA was $25.2 million, compared with $18.5 million and $26.7 million, respectively, for the corresponding 2001 period. Equity earnings and EBITDA for both the fourth quarter and year ended Dec. 31, 2002, reflect a stipulation in the Seaway partnership agreement whereby TEPPCO's portion of equity earnings decreases from 80 percent to 60 percent on a pro-rated basis in 2002 (averaging 67 percent for 2002).

DOWNSTREAM SEGMENT

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.



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

Downstream operating income was $21.2 million for fourth quarter 2002, compared with $26.1 million for fourth quarter 2001. The decrease was primarily due to increased maintenance expenses, increased depreciation expense related to completed capital projects and higher property taxes. For the year ended Dec. 31, 2002, operating income was $83.1 million, compared with $117.7 million for the 2001 period. The decrease was primarily attributable to the $18.9 million gain related to the contract settlement with Pennzoil recognized in 2001, increased maintenance and environmental expenses, and increased depreciation and property tax expenses.

The equity loss from the investment in Centennial Pipeline LLC was $1.8 million and $6.7 million, respectively, for fourth quarter and year ended Dec. 31, 2002, compared with an equity loss of $0.6 million and $1 million, respectively, for the corresponding fourth quarter and year ended Dec. 31, 2001. The losses in 2002 resulted from lower than anticipated volumes and higher operating expenses associated with the pipeline start-up.

MIDSTREAM SEGMENT

The midstream segment includes natural gas gathering services, and transportation and fractionation of NGLs. This segment was significantly expanded with the acquisition of the Chaparral NGL System and the Val Verde Gathering System acquired in March and June 2002, respectively.

Operating income for the midstream segment was $22.2 million for fourth quarter 2002, compared with $3.4 million for fourth quarter 2001. The acquisitions of the Chaparral NGL System and Val Verde Gathering System contributed $9.8 million to operating income during the quarter. Additionally, expansion of the Jonah system resulted in an $11 million increase in operating income compared to fourth quarter 2001. For the year ended Dec. 31, 2002, operating income was $60.7 million, compared with $15.8 million for the 2001 period. The combined effect of the acquisitions of the Jonah Gas Gathering


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

Company, Chaparral NGL System and Val Verde Gathering System contributed
$49.8 million to operating income during 2002. The favorable impact of the acquisitions was partially offset by reduced transportation revenues on the Dean and Panola pipelines.

FINANCING ACTIVITIES

TEPPCO completed an offering in fourth quarter 2002 of 3.8 million limited partner units, which resulted in net proceeds of approximately $97.5 million. For year 2002, 13.4 million limited partner units were sold with net proceeds of approximately $372 million. The proceeds from these offerings were used to reduce a portion of borrowings outstanding under TEPPCO's bank credit facilities.

Fourth quarter 2002 interest expense - net was $17.3 million compared with $16.8 million for fourth quarter 2001. The increase was due to lower interest costs being capitalized in the 2002 period. For the year ended Dec. 31, 2002, interest expense was $70.5 million, offset by capitalized interest of $4.3 million. Interest expense was $66.1 million for the year ended Dec. 31, 2001, offset by capitalized interest of $4 million.

TEPPCO will host a conference call related to earnings performance at 8:05 a.m. CT on Friday, Jan. 17, 2003. Interested parties may listen via the Internet, live or on a replay basis at www.teppco.com or by dialing 800/289-0437. The confirmation code is 668376. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available for seven days by dialing 888/203-1112 with a confirmation code of 668376.

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied



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
petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns a 50-percent interest in Seaway Crude Pipeline Company, an interest in Centennial Pipeline LLC, and an undivided ownership interest in the Rancho and Basin pipelines. Texas Eastern Products Pipeline Company, LLC, an indirect wholly owned subsidiary of Duke Energy Field Services, LLC, is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO's Web site at www.teppco.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission. EBITDA is used as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with accounting principles generally accepted in the United States of America or as a measure of liquidity.


                                       ###

                             TEPPCO PARTNERS, L. P.
                              FINANCIAL HIGHLIGHTS
               (Unaudited - In Millions, Except Per Unit Amounts)

                                                            THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                               DECEMBER 31,                   DECEMBER 31,
                                                        ---------------------------    ---------------------------
                                                           2002            2001(1)        2002            2001(1)
                                                        ----------       ----------    ----------       ----------
Operating Revenues:
      Sales of crude oil and petroleum products         $    712.0       $    618.2    $  2,823.8       $  3,219.8
      Transportation - Refined Products                       31.3             29.6         123.5            139.3
      Transportation - LPGs                                   27.9             23.6          74.6             77.8
      Transportation - Crude oil and NGLs                     18.2             10.4          66.3             44.9
      Gathering - Natural Gas                                 36.1              8.8          90.1              8.8
      Mont Belvieu operations                                  4.1              4.3          15.2             14.1
      Other                                                   12.3             11.8          48.7             51.7
                                                        ----------       ----------    ----------       ----------

           Total Operating Revenues                          841.9            706.7       3,242.2          3,556.4
                                                        ----------       ----------    ----------       ----------

Costs and Expenses:
      Purchases of crude oil and petroleum products          698.7            606.8       2,772.4          3,172.8
      Operating expenses - general and administrative         55.8             41.8         176.7            149.3
      Operating fuel and power                                11.3              8.7          36.8             36.6
      Depreciation and amortization                           27.9             14.7          86.1             45.9
                                                        ----------       ----------    ----------       ----------

           Total Costs and Expenses                          793.7            672.0       3,072.0          3,404.6
                                                        ----------       ----------    ----------       ----------

           Operating Income                                   48.2             34.7         170.2            151.8
                                                        ----------       ----------    ----------       ----------

Interest expense - net                                       (17.3)           (16.8)        (66.2)           (62.1)
Equity earnings                                                2.9              2.1          12.0             17.4
Other income - net                                             0.8              1.2           1.9              2.0
                                                        ----------       ----------    ----------       ----------

           Net Income                                   $     34.6       $     21.2    $    117.9       $    109.1
                                                        ==========       ==========    ==========       ==========

Net Income Allocation:
      Limited Partner Unitholders                       $     24.0       $     15.0    $     81.2       $     77.0
      General Partner                                          8.7              4.7          29.7             23.5
      Class B Unitholder                                       1.9              1.5           7.0              8.6
                                                        ----------       ----------    ----------       ----------

           Total Net Income Allocated                   $     34.6       $     21.2    $    117.9       $    109.1
                                                        ==========       ==========    ==========       ==========

Basic and Diluted Net Income Per Limited Partner
      and Class B Unit                                  $     0.46       $     0.40    $     1.79       $     2.18
                                                        ==========       ==========    ==========       ==========

Weighted Average Number of Limited Partner and
      Class B Units                                           55.8             41.4          49.2             39.3

EBITDA
      Net Income                                        $     34.6       $     21.2    $    117.9       $    109.1
      Interest expense - net                                  17.3             16.8          66.2             62.1
      Depreciation and amortization (D&A)                     27.9             14.7          86.1             45.9
      TEPPCO's pro-rata percentage of joint venture
           interest expense and D&A                            3.4              1.9          11.7              8.3
                                                        ----------       ----------    ----------       ----------

      Total EBITDA                                      $     83.2       $     54.6    $    281.9       $    225.4
                                                        ==========       ==========    ==========       ==========


(1) CERTAIN 2001 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT 2002 PRESENTATION.

                              TEPPCO PARTNERS, L.P.
                              BUSINESS SEGMENT DATA
                            (Unaudited - In Millions)

                                                                                        INTERSEGMENT
THREE MONTHS ENDED DECEMBER 31, 2002        DOWNSTREAM     MIDSTREAM       UPSTREAM     ELIMINATIONS    CONSOLIDATED
------------------------------------       ------------   ------------   ------------   ------------    ------------
Operating revenues                         $       70.5   $       49.9   $      722.1   $       (0.6)   $      841.9
Operating expenses                                 40.9           13.2          712.3           (0.6)          765.8
Depreciation and amortization                       8.4           14.5            5.0             --            27.9
                                           ------------   ------------   ------------   ------------    ------------

       Operating Income                    $       21.2   $       22.2   $        4.8   $         --    $       48.2
                                           ============   ============   ============   ============    ============

                                                                                        INTERSEGMENT
THREE MONTHS ENDED DECEMBER 31, 2001(1)     DOWNSTREAM     MIDSTREAM       UPSTREAM     ELIMINATIONS    CONSOLIDATED
---------------------------------------    ------------   ------------   ------------   ------------    ------------
Operating revenues                         $       64.8   $       16.2   $      626.0   $       (0.3)   $      706.7
Operating expenses                                 32.1            7.1          618.4           (0.3)          657.3
Depreciation and amortization                       6.6            5.7            2.4             --            14.7
                                           ------------   ------------   ------------   ------------    ------------

       Operating Income                    $       26.1   $        3.4   $        5.2   $         --    $       34.7
                                           ============   ============   ============   ============    ============

                                                                                        INTERSEGMENT
TWELVE MONTHS ENDED DECEMBER 31, 2002       DOWNSTREAM     MIDSTREAM       UPSTREAM     ELIMINATIONS    CONSOLIDATED
-------------------------------------      ------------   ------------   ------------   ------------    ------------
Operating revenues                         $      243.5   $      138.9   $    2,861.8   $       (2.0)   $    3,242.2
Operating expenses                                130.3           33.5        2,824.1           (2.0)        2,985.9
Depreciation and amortization                      30.1           44.7           11.3             --            86.1
                                           ------------   ------------   ------------   ------------    ------------

       Operating Income                    $       83.1   $       60.7   $       26.4   $         --    $      170.2
                                           ============   ============   ============   ============    ============

                                                                                        INTERSEGMENT
TWELVE MONTHS ENDED DECEMBER 31, 2001(1)    DOWNSTREAM     MIDSTREAM       UPSTREAM     ELIMINATIONS    CONSOLIDATED
----------------------------------------   ------------   ------------   ------------   ------------    ------------
Operating revenues                         $      264.2   $       37.2   $    3,255.3   $       (0.3)   $    3,556.4
Operating expenses                                119.8           11.5        3,227.7           (0.3)        3,358.7
Depreciation and amortization                      26.7            9.9            9.3             --            45.9
                                           ------------   ------------   ------------   ------------    ------------

       Operating Income                    $      117.7   $       15.8   $       18.3   $         --    $      151.8
                                           ============   ============   ============   ============    ============

(1) CERTAIN 2001 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT 2002 PRESENTATION.

TEPPCO PARTNERS, L. P.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN MILLIONS)

                                                                             TWELVE MONTHS ENDED
                                                                                 DECEMBER 31,
                                                                         ----------------------------
                                                                             2002            2001
                                                                         ------------    ------------
Cash Flows from Operating Activities
         Net income                                                      $      117.9    $      109.1
         Depreciation, working capital and other                                117.0            59.8
                                                                         ------------    ------------

Net Cash Provided by Operating Activities                                       234.9           168.9
                                                                         ------------    ------------

Cash Flows from Investing Activities:
         Proceeds from cash investments                                            --             4.2
         Proceeds from sale of assets                                             3.4             1.3
         Purchase of Jonah Gas Gathering Company                                 (7.3)         (359.8)
         Purchase of Chaparral and Quanah Pipelines                            (132.4)             --
         Purchase of Val Verde Gathering System                                (444.2)             --
         Purchase of ARCO assets                                                   --           (11.0)
         Purchase of crude oil assets                                              --           (20.0)
         Capital expenditures(1)                                               (133.3)         (107.6)
         Investment in Centennial Pipeline LLC                                  (10.9)          (65.0)
                                                                         ------------    ------------

Net Cash Used in Investing Activities                                          (724.7)         (557.9)
                                                                         ------------    ------------

Cash Flows from Financing Activities:
         Issuance of Senior Notes                                               497.8              --
         Proceeds from term loan and revolving credit facility                  675.0           546.1
         Debt issuance costs                                                     (7.0)           (2.6)
         Payments on revolving credit facility                                 (943.7)         (291.4)
         Proceeds from termination of interest rate swaps                        44.9              --
         Proceeds from the issuance of LP units, net                            372.5           234.9
         General Partner contributions                                            7.6             4.8
         Distributions paid                                                    (151.8)         (104.4)
                                                                         ------------    ------------

Net Cash Provided by Financing Activities                                       495.3           387.4
                                                                         ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                              5.5            (1.6)
Cash and Cash Equivalents -- beginning of period                                 25.5            27.1
                                                                         ------------    ------------

Cash and Cash Equivalents -- end of period                               $       31.0    $       25.5
                                                                         ============    ============

Supplemental Cash Flow Information:
         Interest paid during the period (net of capitalized interest)   $       48.9    $       61.5
                                                                         ============    ============

(1) INCLUDES CAPITAL EXPENDITURES FOR MAINTAINING EXISTING OPERATIONS OF $18.6 MILLION IN 2002, AND $18.5 MILLION IN 2001.

TEPPCO PARTNERS, L. P.
CONDENSED BALANCE SHEETS (UNAUDITED)
(In Millions)

                                             DECEMBER 31,    DECEMBER 31,
                                                 2002            2001
                                             ------------    ------------
ASSETS
Current assets
      Cash and cash equivalents              $       31.0    $       25.5
      Other                                         329.6           258.0
                                             ------------    ------------

Total current assets                                360.6           283.5

Property, plant and equipment - net               1,587.8         1,180.5
Intangible assets(1)                                465.4           251.5
Equity investments                                  284.7           292.2
Other assets                                         72.2            57.6
                                             ------------    ------------

Total assets                                 $    2,770.7    $    2,065.3
                                             ============    ============


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
      Notes payable                          $         --    $      360.0
      Other                                         366.8           308.8
                                             ------------    ------------

Total current liabilities                           366.8           668.8

Senior Notes                                        945.7           375.2
Other long-term debt                                432.0           340.7
Other non-current liabilities                        31.0            31.8
Class B Units                                       103.4           105.6
Partners' capital
      Accumulated other comprehensive loss          (20.1)          (20.3)
      General partner's interest                     12.8            13.2
      Limited partners' interests                   899.1           550.3
                                             ------------    ------------

Total partners' capital                             891.8           543.2
                                             ------------    ------------

Total liabilities and partners' capital      $    2,770.7    $    2,065.3
                                             ============    ============


(1) INCLUDES THE VALUE OF LONG-TERM SERVICE AGREEMENTS BETWEEN TEPPCO AND ITS CUSTOMERS.

                             TEPPCO PARTNERS, L. P.
                                 OPERATING DATA
                   (Unaudited - In Millions, Except as Noted)

                                                    THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                        DECEMBER 31,                  DECEMBER 31,
                                                ---------------------------   ---------------------------
                                                    2002           2001           2002           2001
                                                ------------   ------------   ------------   ------------
DOWNSTREAM SEGMENT:
      Barrels Delivered
          Refined Products                              37.1           30.0          138.2          122.9
          LPGs                                          12.7           12.6           40.5           40.0
          Mont Belvieu Operations                        7.5            6.9           28.9           23.1
                                                ------------   ------------   ------------   ------------

          Total                                         57.3           49.5          207.6          186.0
                                                ============   ============   ============   ============

      Average Tariff Per Barrel
          Refined Products                      $       0.85   $       0.99   $       0.89   $       0.98
          LPGs                                          2.19           1.89           1.84           1.95
          Mont Belvieu Operations                       0.17           0.18           0.15           0.18

      Average System Tariff Per Barrel          $       1.05   $       1.10   $       0.97   $       1.09

UPSTREAM SEGMENT(1):
      Margins:
          Crude oil transportation              $       10.9   $        7.9   $       39.1   $       34.1
          Crude oil marketing                            5.5            5.1           22.9           22.5
          Crude oil terminaling                          2.4            2.7           10.1           10.2
          LSI                                            1.3            1.0            4.8            4.1
                                                ------------   ------------   ------------   ------------
             Total Margin                       $       20.1   $       16.7   $       76.9   $       70.9
                                                ============   ============   ============   ============

      Total barrels
          Crude oil transportation                      21.1           21.3           82.8           78.7
          Crude oil marketing                           35.9           49.9          139.2          159.5
          Crude oil terminaling                         33.7           34.6          127.4          121.9

      Lubrication oil volume (total gallons):            2.6            2.2            9.6            8.8

      Margin per barrel:
          Crude oil transportation              $      0.512   $      0.373   $      0.471   $      0.434
          Crude oil marketing                          0.155          0.104          0.165          0.141
          Crude oil terminaling                        0.072          0.077          0.080          0.083

      Lubrication oil margin (per gallon):      $      0.484   $      0.461   $      0.500   $      0.471

MIDSTREAM SEGMENT(1):
      Gathering - Natural Gas(2)
          Bcf                                          119.5           45.5          340.7           45.5
          Btu (in trillions)                           120.9           50.7          353.7           50.7

          Average fee per MMBtu                 $      0.299   $      0.174   $      0.255   $      0.174

      Transportation - NGLs(3)
          Total barrels                                 15.0            5.5           54.0           21.5
          Margin per barrel                     $      0.727   $      0.934   $      0.720   $      0.961

      Fractionation - NGLs
          Total barrels                                  1.1            1.0            4.1            4.1
          Margin per barrel                     $      1.806   $      1.815   $      1.824   $      1.813

      Sales - Condensate
          Total barrels (thousands)                     22.4           16.2           80.0           16.2
          Margin per barrel                     $      27.81   $      19.91   $      25.39   $      19.91

(1) CERTAIN 2001 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT 2002 PRESENTATION.

(2) OPERATING DATA FOR JONAH GAS GATHERING COMPANY AND VAL VERDE GATHERING SYSTEM ACQUIRED EFFECTIVE SEPT. 30, 2001 AND JUNE 30, 2002, RESPECTIVELY.

(3)  OPERATING DATA FOR CHAPARRAL NGL SYSTEM ACQUIRED MARCH 1, 2002.